UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2009, Converted Organics Inc. (the "Company") entered into a binding term sheet with Iroquois Master Fund Ltd. (the "Investor"), which terms were memorialized on September 14, 2009 by the execution of a Subscription Agreement (the "Agreement") whereby the Company issued and sold to the Investor, and the Investor purchased for $1,400,000 (i) a secured convertible promissory note in the principal amount of $1,540,000 (the "Note") and (ii) a warrant (the "Warrant") to purchase 2,500,000 shares of the Company’s common stock.

The Note is convertible at a conversion rate of $1.54 per share, or a total of 1,000,000 shares of Company common stock. The Note is a senior secured obligation of the Company on the Company’s unencumbered assets, and the Investor will take a second lien on the Company's encumbered assets. The principal amount of the Note represented an original issue discount of 10.0%. The maturity of the Note is March 14, 2010, provided the Note must be prepaid if the Company or its subsidiaries sell debt and/or equity securities for cash any amounts raised must first be used to repay the Note. If an event of default occurs, the Note will automatically become immediately due and payable, and the interest rate will increase to 18% per annum during the pendency of the event of default. The events that could cause the Company to incur an event of default are set forth in the Note, which is filed as an exhibit to this Form 8-K.

In connection with the Agreement, the Company issued and delivered a five-year warrant to purchase 2,500,000 shares of Company common stock with an exercise price of $1.25 per share, subject to certain anti-dilution rights for issuances below such exercise price; provided that absent shareholder approval, the exercise price may not be reduced to less than $1.08 per share.

Pursuant to the Agreement, until September 14, 2010, with certain exceptions, including the completion of an underwritten public offering or strategic investments, the Company granted the Investor a right of first refusal in connection with the proposed sale by the Company of its common stock or other equity securities or equity linked debt obligations.

Pursuant to Security Agreements dated September 14, 2009 between the Investor and each of the Company, Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC (Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC referred to as the "Subsidiaries"), the Investor was granted a security interest in the assets of the Company and the Subsidiaries,. The Subsidiaries also entered into Subsidiary Guaranty agreements in which each provided a guaranty of the Company’s obligations under the transaction documents.

Chardan Capital Markets, LLC acted as the sole placement agent for the transaction, and will receive a cash fee of $98,000.

The foregoing description of the Subscription Agreement, Security Agreements, Note, Warrant and Subsidiary Guaranty agreements are qualified in their entirety by the text of the agreements which are exhibits to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Subscription Agreement dated September 14, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.

10.2 Security Agreement dated September 14, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.

10.3 Subsidiary Security Agreement dated September 14, 2009 by and among Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC and Iroquois Master Fund Ltd.

10.4 Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd.

10.5 Class G Common Stock Purchase Warrant dated September 14, 2009 entitling Iroquois Master Fund Ltd. the right to purchase 2,500,000 shares of Converted Organics Inc.’s common stock.

10.6 Subsidiary Guaranty dated September 14, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

September 14, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Subscription Agreement dated September 14, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.
10.2	Security Agreement dated September 14, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.
10.3	Subsidiary Security Agreement dated September 14, 2009 by and among Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC and Iroquois Master Fund Ltd.
10.4	Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd.
10.5	Class G Common Stock Purchase Warrant dated September 14, 2009 entitling Iroquois Master Fund Ltd. the right to purchase 2,500,000 shares of Converted Organics Inc.’s common stock.
10.6	Subsidiary Guaranty dated September 14, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd.